Exhibit 32      CERTIFICATION OF CHIEF EXECUTIVE AND FINANCIAL
          OFFICER PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the quarterly Report of American Development and Investment Fund, Inc. (the"Company") on Form 10-Q for the period ended March 31, 2008 as filed with the Securities & Exchange Commission, I, Robert Hipple, Interim Chief Executive and Financial Officer, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert Hipple
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Robert Hipple
Interim Chief Executive and Financial Officer
August 14, 2008